Exhibit 99.1

News Release

Contact:	Corporate Communications
Phone:	(713) 324-5080
Address:

1600 Smith Street, Houston, TX 77002

EXPRESSJET HOLDINGS, INC. REDUCES DEBT,

UPDATES GROWTH, SPENDING PROJECTIONS

President and CEO Jim Ream to Present at Salomon Smith Barney Transportation Conference

            HOUSTON, Nov. 13, 2002 – ExpressJet Holdings, Inc. (NYSE: XJT) today announced payments to reduce its debt by an additional $50.0 million and updated its projections for long-term capacity growth and capital expenditures.

            ExpressJet said it will make an additional $50.0 million in principal payments on its note payable to Continental Airlines this week.  These prepayments reduce the outstanding balance on the note to $325.5 million.  ExpressJet ended the third quarter with $146.8 million in cash, following a principal payment of $20.0 million the company made during the three-month period ended Sept. 30.

            ExpressJet projects compound annual growth rates in available seat miles of approximately 20 percent from 2002 through 2005, based on firm aircraft deliveries.  The company plans capital expenditures of approximately $92.8 million for 2003, including approximately $20.0 million in 2002 planned expenditures expected to carry over to its 2003 budget.  For the fourth quarter of 2002, ExpressJet projects capital expenditures of approximately $26.8 million.

            President and CEO Jim Ream will include the information presented above to investors and financial analysts on Thursday, Nov. 14, at 10:20 a.m. EST during his presentation at the Salomon Smith Barney Transportation Conference in Key Biscayne, Fla.

            A live webcast of the audio portion of the presentation will be available in the "Investor Relations" section of ExpressJet’s corporate website at expressjet.com.  The webcast will be available online for 30 days following the conference.

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EXPRESSJET REDUCES DEBT, UPDATES PROJECTIONS/PAGE 2

            ExpressJet employs more than 5,500 people and provides Continental Airlines with all of its regional airline capacity at its hub airports in Houston, Cleveland and New York/Newark.  Continental Express, operated by ExpressJet Airlines, Inc., offers advance seat assignments and OnePass frequent flyer miles, which can be redeemed anywhere in the world Continental and its alliance carriers fly.  ExpressJet Airlines is owned by ExpressJet Holdings, Inc.  For more information, visit expressjet.com.

            Portions of this news release contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  ExpressJet Holdings, Inc. relies on this safe harbor in making such disclosures.  The statements regarding our growth and capital expenditures, including plans with respect to our fleet, are forward-looking statements.  These statements reflect our expectations and assumptions about future events and are subject to uncertainties and other factors, many of which are outside our control.  Some of the known risks that could significantly impact revenues, operating results and capacity include, but are not limited to, our dependence on Continental Airlines’ financial and operational strength; labor costs and relations, including the results of union contract negotiations; flight disruptions as a result of operational matters; deliveries of additional aircraft; our ability to implement our growth strategy; regulatory developments and costs, including the costs and other effects of enhanced security measures and other possible Federal Aviation Administration requirements; our high leverage; certain tax matters; competition and industry conditions; and the seasonal nature of the airline business.  Additional information concerning risk factors that could cause our actual results to differ materially from those in the forward-looking statements are described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Registration Statement on Form S-1 dated April 17, 2002.  In light of these uncertainties and assumptions, the events described in the forward-looking statements of this news release might not occur or might occur to a materially different extent than described in this news release.  We undertake no duty to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

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